Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Ellen M. Fitzsimmons, Nathan D. Goldman and Mark D. Austin (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to securities of the Corporation that may be issued or sold pursuant to the Corporation's stock plans identified on Annex A, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done the virtue hereof.

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This power of Attorney may be executed simulataneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same.

Signature	Title	Date

/s/ Fredrik J. Eliasson	October 8, 2014
Fredrik J. Eliasson
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

/s/ Michael J. Ward	October 8, 2014
Michael J. Ward
Chairman, President, Chief Executive Officer
and Director (Principal Executive Officer)

/s/ Carolyn T. Sizemore	October 9, 2014
Carolyn T. Sizemore
Vice President and Controller
(Principal Accounting Officer)

/s/ Donna M. Alvarado	October 8, 2014
Donna M. Alvarado
Director

/s/ John B. Breaux	October 8, 2014
John B. Breaux
Director

/s/ Pamela L. Carter	October 8, 2014
Pamela L. Carter
Director

/s/ Steven T. Halverson	October 8, 2014
Steven T. Halverson
Director

/s/ Edward J. Kelly, III	October 6, 2014
Edward J. Kelly, III
Director

/s/ Gilbert H. Lamphere	October 8, 2014
Gilbert H. Lamphere
Director

/s/ John D. McPherson	October 8, 2014
John D. McPherson
Director

/s/ Timothy T. O’Toole	October 8, 2014
Timothy T. O’Toole
Director

/s/ David M. Ratcliffe	October 8, 2014
David M. Ratcliffe
Director

/s/ Donald J. Shepard	October 8, 2014
Donald J. Shepard
Director

/s/ J. Steven Whisler	October 8, 2014
J. Steven Whisler
Director

ANNEX A

LIST OF PLANS SUBJECT TO POWER OF ATTORNEY

CSX Executives’ Deferred Compensation Plan
CSX Directors’ deferred Compensation Plan
2010 CSX Stock and Incentive Award Plan
Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (CSXtra)
CSX Corporation Capital Builder Plan